
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CARMIKE
CINEMAS, INC.'S FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FORM 10-Q.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                           3,051
<SECURITIES>                                       819
<RECEIVABLES>                                   10,134
<ALLOWANCES>                                         0
<INVENTORY>                                      3,550
<CURRENT-ASSETS>                                29,285
<PP&E>                                         812,531
<DEPRECIATION>                                 176,562
<TOTAL-ASSETS>                                 769,094
<CURRENT-LIABILITIES>                           88,908
<BONDS>                                        320,837
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        550
<COMMON>                                           342
<OTHER-SE>                                     219,404
<TOTAL-LIABILITY-AND-EQUITY>                   769,094
<SALES>                                         68,921
<TOTAL-REVENUES>                               222,989
<CGS>                                            8,703
<TOTAL-COSTS>                                  183,437
<OTHER-EXPENSES>                                20,534<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              16,501
<INCOME-PRETAX>                                  2,517
<INCOME-TAX>                                       956
<INCOME-CONTINUING>                              1,561
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                 (6,291)<F1>
<CHANGES>                                            0
<NET-INCOME>                                    (6,242)
<EPS-BASIC>                                       (.55)
<EPS-DILUTED>                                     (.55)

<F1>Extraordinary item - In connection with the restructuring indebtedness the company recognized a charge of $6.3 million ($10.1 million less applicable income taxes) for (a) a prepayment premium ($9.2 million) paid in connection with the redemption of the senior notes and (b) the elimination of deferred debt costs ($.9 million) on retired indebtedness (see attachment)
<F2>Other Expenses - Responsive to a lessor initiated early buyout of a lease included in the fourth quarter 1998 charge of restructuring costs, the estimates of said charge were modified providing the company with a pre-tax credit of $2.7 million.

